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                                                                  EXHIBIT 10(dd)

                                    AGREEMENT

                                     between

                        THE RESEARCH FOUNDATION OF STATE
                             UNIVERSITY OF NEW YORK

                                       and

                                ENZO BIOCHEM, INC

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                                                       INDEX

Article          Title                                Page
-------          -----                                ----

1.               DEFINITIONS

2.               GRANT

3.               SUPPLEMENTAL INFORMATION

4.               ROYALTY; FEES

5.               REPORTS AND PAYMENTS

6.               PATENTS

7.               PATENTS INDEMNITY

8.               PATENT ENFORCEMENT

9.               TECHNICAL DEVELOPMENT

10.              CONFIDENTIALITY

11.              WARRANTY

12.              TERM, RIGHT & OBLIGATIONS ON
                   TERMINATION

13.              NOTICES AND REPORTS

14.              MISCELLANEOUS

15               GOVERNING LAW

                 SCHEDULE A

                 ANNEX A

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                                    AGREEMENT

THIS AGREEMENT, effective this 15 day of May, 1987, by and between the Research Foundation of State University of New York, a corporation of the State of New York, having a place of business at State University Plaza, Albany, New York 13201-0009 (hereinafter referred to as "FOUNDATION") and Enzo Biochem Inc., a corporation of the State of New York, having a place of business at 325 Hudson Street, New York, New York 10013 (hereinafter referred to as "ENZO")

                                   WITNESSETH

WHEREAS, the manipulation of gene function by inhibitory nucleic acid in prokaryotic cells and in eukaryotic cells has recently been shown to be possible utilizing interfering nucleic acid sequences within such cells;

WHEREAS, the FOUNDATION has done certain work in this technical area;

WHEREAS, the FOUNDATION has filed applications for patent in the United States and in certain countries foreign to the United States on the results of certain work on interfering nucleic acid sequences done in the laboratory of Dr. Masayori Inouye;

WHEREAS, ENZO is involved in developing gene therapy technology, including various methods of manipulation of gen function;

WHEREAS, ENZO desires to establish an effort to do continuing research in gene therapy technology and to staff this effort with a minimum of five (5) professionals; and

WHEREAS, ENZO desires to obtain a license under FOUNDATION's PATENTS and TECHNICAL INFORMATION (as hereinafter defined) and FOUNDATION is willing to grant such a license

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.


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ARTICLE 1  DEFINITIONS

1.1 "PATENTS" means patents and applications for patent covering TECHNICAL INFORMATION including the patents and applications for paten set forth in Schedule A, together with any patents 1) issuing on or as a result of any continuation, continuation-in-part, or division thereof or 2) issuing as a result of any other patent application which may be substituted therefor or 3) which are reissues and/or extensions of any such patents or patent applications. It also includes any patents which have issued or which may in the future issue anywhere in the world to the extent that such patents contain claims equivalent to those contained in the patents or application for patents set forth in Schedule A.

1.2 "LICENSED PROCESS" means a process which relates to the regulation, stimulation or inhibition of the function of a gene.

1.3 GENETIC MATERIAL(S) means nucleic acid material(s) including but not limited to plasmids and vectors (including virus vectors) or nucleic acid constructs or transcripts therefrom which

     1) are oligonucleotides or polynucleotides that act to regulate, stimulate or inhibit the functioning of a gene; or

     2) produce an oligonucleotide or polynucleotide capable of acting to regulate stimulate, or inhibit the functioning of a gene,

1.4 "PRODUCT(S)" means formulation(s) which contain GENETIC MATERIALS

1.5 "TECHNICAL INFORMATION" means all information, including information contained in pending application for patent, 1) developed in the laboratory of Dr. Masayori Inouye, 2) which the FOUNDATION has the right to license as of the effective date of this Agreement and 3) which relates to the manipulation of gene function, to the practice of the LICENSED PROCESS, to the GENETIC MATERIALS, or to the production and use of PRODUCTS.

1.6 "SUPPLEMENTAL INFORMATION" means information first developed or acquired by FOUNDATION after the effective date of this Agreement and which is within the scope of a) the claims of PATENTS or b) TECHNICAL INFORMATION.


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1.7 "CONFIDENTIAL INFORMATION" means TECHNICAL INFORMATION and SUPPLEMENTAL
INFORMATION relating to the LICENSED PROCESS, GENETIC MATERIALS or PRODUCTS disclosed in writing marked confidential by FOUNDATION to ENZO pursuant to this Agreement; provided, however, that there is excluded any part of such information which

     a)   was known to ENZO prior to disclosure thereof by of for FOUNDATION; or

     b)   is or becomes generally publicly available through no fault of ENZO;
          or

     c) is furnished to ENZO by a third party no under the secrecy obligation to FOUNDATION.

1.8 "NET SALES VALUE" means, with regard to PRODUCTS sold or otherwise disposed of, the greater of a) the actual sum of money do or b) the sum of money which would be due in an arm's length transaction with a non-affiliated third party calculated in accordance with ENZO's normal pricing policy for PRODUCTS sold at time of invoicing, less the following:

     (i)  Transportation charges or allowances, if any, paid, or allowed;

     (ii) Trade discounts and quality discounts allowed, if any;

     (iii) Cash discounts allowed, if any;

     (iv) Any taxes or duties imposed on sales of PRODUCTS and payable directly by ENZO;

     (v) Allowance of credits to customers on account of rejection or return of PRODUCTS or retroactive price reduction.

PRODUCTS shall be considered sold when billed out, or if not billed out, when delivered to a purchaser or to a carrier for delivery to a purchaser.


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ARTICLE 2.  GRANT

2.1 FOUNDATION grants to ENZO a world-wide exclusive license, with right to sublicense, under PATENTS and TECHNICAL INFORMATION, to utilize the LICENSED PROCESS, to make use and sell PRODUCTS and to make, use and sell GENETIC MATERIALS.

2.2 FOUNDATION grants and agrees to grant ENZO a world wide exclusive license with right to sublicense, under SUPPLEMENTAL INFORMATION and any patents issuing thereon, to utilize the LICENSED PROCESS, to make, use and sell PRODUCTS and to make, use and sell GENETIC MATERIALS.

ARTICLE 3.  SUPPLEMENTAL INFORMATION; DISCLOSURE

3.1 During the term of this agreement, Foundation shall notify ENZO of all SUPPLEMENTAL INFORMATION developed or acquired by it with right of disclosure.

3.2 Notification of each item of SUPPLEMENTAL INFORMATION shall be made by FOUNDATION with reasonable promptness after the development or acquisition of such SUPPLEMENTAL INFORMATION and shall include a disclosure of such SUPPLEMENTAL INFORMATION in written or other tangible form, in sufficient detail to enable ENZO to utilize the SUPPLEMENTAL INFORMATION in its own facilities.

ARTICLE 4.  ROYALTY FEES

4.1 ENZO shall pay a royalty to FOUNDATION on all commercial sales of PRODUCTS, commencing with the first commercial sale of PRODUCTS.

4.2 With respect to each country of the world, ENZO shall pay a royalty of * percent of NET SALES VALUE of each PRODUCT sold in that country during the period 1) PATENTS are being prosecuted or are in existence in that country and
2) such PRODUCT is covered by a claim of PATENTS existing in that country.

4.3 ENZO shall pay to FOUNDATION a royalty of * percent of the royalties actually received by ENZO from a sublicensee where such royalty is attributable to the NET SALES VALUE of each PRODUCT sold in a country during

* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 24b-2.


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the period 1) PATENTS are being prosecuted or are in existence in that country and 2) such PRODUCT is covered by a claim of PATENTS existing in that country.

4.4 ENZO shall pay to FOUNDATION an amount equal to * percent of any initial fees actually received by ENZO from a sublicensee where such fees are attributable to the grant of sublicense under PATENTS or TECHNICAL INFORMATION.

ARTICLE 5.  REPORTS AND PAYMENTS

5.1 ENZO shall, commencing with the quarter during which the first commercial sale of PRODUCT is made, report to FOUNDATION in writing within thirty (30) days after each December 31, March 31, June 30, and September 30 during the term of and within thirty (30) days after termination of this Agreement stating the royalty then due and the basis for the calculation of such royalty; and the appropriate payments accruing pursuant to ARTICLE 4 shall accompany such reports.

5.2 All payments made pursuant to Article 4 shall be payable at Albany, New York in United States currency. Where payment is received by ENZO in a currency other than United States currency, the United States currency payments made hereunder shall be determined on the basis of the official rate of exchange quoted in New York, New York on the date payment is made to FOUNDATION or on the last day on which the payment to FOUNDATION is due, whichever is earlier.

5.3 ENZO shall keep records of its sale of PRODUCTS and of payments form sublicensees and shall allow inspection of such records by a certified public account selected by FOUNDATION and to whom ENZO has not reasonable objection during reasonable hours and upon reasonable prior notice during the term of the Agreement and for ninety (90) days thereafter.

5.4 ENZO shall report to FOUNDATION in writing within (30) days after each December 31, and June 30 during the term of this Agreement setting forth the status of ENZO's technical development efforts as set forth in Annex A.

* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 24b-2.


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ARTICLE 6. PATENTS

6.1 The FOUNDATION, with the agreement of ENZO, shall select and outside patent attorney to handle patent prosecution matters relating to the filing, prosecution and maintenance of PATENTS and for the filing, prosecution and maintenance of patents on SUPPLEMENTAL INFORMATION.

6.2 Both parties shall have the right to review and comment upon patent prosecution matters.

6.3 ENZO shall have the right to determine if it desires to have applications for patent filed in the USA or in various countries foreign to the United States. If ENZO does not desire to have applications for patent filed in the USA or in certain countries foreign to the United States or if ENZO desires to terminate prosecution maintenance of any PATENT or any patent or application for patent covering SUPPLEMENTAL INFORMATION, FOUNDATION shall have the right to prosecute or maintain such patent or application for patent and shall be responsible for all costs and expenses associated with the prosecution or maintenance of such patent or application for patent and such patent or application for patent shall no longer be considered to be within the scope of PATENTS.

6.4 With the exception provided in paragraph 6.3, Enzo shall pay all costs and expenses relating to the prosecution or maintenance of patents for patents covering SUPPLEMENTAL INFORMATION and shall reimburse FOUNDATION for such costs and expenses in and amount not to exceed $55,000 as expended by FOUNDATION prior to the effective date of the Agreement.

ARTICLE 7.  PATENT INDEMNITY

7.1 FOUNDATION represents and warrants that, to the best of it's knowledge, the information furnished or to be furnished to ENZO under this Agreement is free from infringement of any third party patent.

7.2 Each party hereto shall promptly notify the other party of any third party patent of which it becomes aware where such third party patent may be infringed by the practice of the LICENSED PROCESS or the use or sale of GENETIC MATERIALS or PRODUCTS.

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7.3 FOUNDATION shall indemnify ENZO against all costs and expenses of defending itself against any suit claiming infringement of a third party patent due to ENZO's use of TECHNICAL INFORMATION, against any damages awarded in such suit or for any payment made by ENZO to obtain the right of use of the patent that would be otherwise infringed.

7.4 At such time as FOUNDATION becomes aware of a third party patent within the scope of paragraph 7.2, FOUNDATION shall, in appropriate manner, set aside payments received from ENZO pursuant to this agreement and based on sales of PRODUCT in the country where the infringement is allege to have occurred, until the matter is resolved and such payments shall be used, if necessary to fund FOUNDATION'S liability pursuant to paragraph 7.3

7.5 FOUNDATION's liability pursuant to paragraph 7.3 is limited to 1)the amount of payments set aside pursuant to paragraph 7.4 and 2) other future payments to be made by ENZO pursuant to this Agreement and based on sales of PRODUCTS in the country where the infringement is alleged to have occurred.

ARTICLE 8. PATENT ENFORCEMENT

8.1 Each party shall notify the other party of any possible third party infringement of one or more claims of PATENTS or of patents covering SUPPLEMENTAL INFORMATION.

8.2 FOUNDATION and ENZO shall discuss any allege third party infringement issue and FOUNDATION may at its sole option, take steps to abate any infringement of the claims of PATENTS or of patents covering SUPPLEMENTAL INFORMATION.

8.3 ENZO's licenses hereunder shall become paid up and royalty free during the period the alleged infringement continues unless 1) FOUNDATION cause abatement of the infringement within ninety (90) days after the infringement comes to its attention or 2) FOUNDATION files suit against the alleged infringer within one hundred and eighty (180) days after the infringement comes to its attention and diligently prosecutes such suit or 3) FOUNDATION, within one hundred and eighty
(180) days after the infringement comes to its attention, obtains the opinion of


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counsel acceptable to ENZO (which acceptance shall not be unreasonably withheld)
that the third party is not infringing PATENTS.

8.4 In addition to the paid-up and royalty free licenses under paragraph 8.3, if FOUNDATION does not cause abatement of the infringement within ninety (90) days after the infringement comes to its attention or if FOUNDATION does not file suit against the alleged infringer within one hundred and eighty (180) days after the infringement comes to its attention or if FOUNDATION does not diligently prosecute such suit, then ENZO shall have the right to negotiate with and file suit against the alleged infringer and FOUNDATION shall do all things reasonable and necessary to facilitate such acts by ENZO.

8.5 If ENZO, in accordance with paragraph 8.4, negotiates and/or files suit against the alleged infringer, ENZO shall deduct all costs and expenses incurred by it in such negotiations or suit from any amount owed hereunder to FOUNDATION to a maximum of 50% in any given calendar year. Any amounts received from the infringer for past infringement shall be retained by ENZO and any amounts received form the infringer for future use of PATENTS will be paid proportionately to FOUNDATION pursuant to ARTICLE 4.

ARTICLE 9.  TECHNICAL DEVELOPMENT

ENZO agrees to establish technical effort, as set forth in Annex A to this Agreement, to work on the development of gene therapy technology.

ARTICLE 10.  CONFIDENTIALITY

ENZO shall maintain the confidentiality of CONFIDENTIAL INFORMATION

ARTICLE 11. WARRANTY

FOUNDATION warrants that it has full right and title to PATENTS and TECHNICAL INFORMATION, that it has not entered into any agreements with a third party which are inconsistent with the rights granted to ENZO hereunder and that it has the right to enter into this Agreement.



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ARTICLE 12.  TERM, RIGHTS & OBLIGATIONS ON TERMINATION

12.1 This agreement shall be effective as of the date first above written and shall extend thereafter until the last to occur of

     a) termination of active prosecution of an application for patent included within PATENTS or

     b)   the expiration of the last to expire of PATENTS.

12.2 Upon termination of this Agreement as above provided, and subject to ENZO's payment to FOUNDATION of all fees and royalties due hereunder, ENZO shall have a perpetual, paid-up, exclusive license, with right to sublicense, under TECHNICAL INFORMATION, PATENTS, SUPPLEMENTAL INFORMATION and patents covering SUPPLEMENTAL INFORMATION.

12.3 ENZO may at any time terminate this agreement by giving FOUNDATION thirty
(30) days written.

12.4 Upon default of any material provision herein by either party, including payment of applicable royalties the injured party may give to the defaulting party written notice of intent to terminate this Agreement, specifying the allege default and if, within sixty (60) days after the giving of such notice the default is not cured, then the injured party may terminate this Agreement forthwith by written notice to such effect to the defaulting party.

12.5 If ENZO shall become bankrupt or insolvent and/or the business of ENZO shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of ENZO or otherwise, FOUNDATION may terminate this Agreement by giving notice to ENZO of such termination and specifying the effective date thereof, which shall be at least sixty (60) days after the date the notice is mailed by the FOUNDATION. If within such sixty (60) day period, the receiver , assignee or trustee for the benefit of creditors does not agree in writing to be bound by the obligations assumed under this agreement, then the rights, privileges and license granted hereunder shall thereupon immediately terminate and neither party shall have any further rights, duties or obligations hereunder except as may have then accrued under this Agreement.

12.6 Upon termination of this Agreement for any reason ENZO and any of its sublicensees may, after the effective date of such termination, sell all PRODUCTS

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and GENETIC MATERIALS then in existence, and complete PRODUCT and GENETIC
MATERIALS in the process of manufacture at the time of such termination and sell the same, provided that ENZO pays to FOUNDATION the royalties due thereon and provides the reports required by ARTICLE 5.

ARTICLE 13. NOTICES AND REPORTS

         Any written notice which and party hereto is required or permitted to give to the other party may be made (and shall be deemed to have duly been served) by personal delivery or by telex or postal service (registered air mail, return receipt requested) at the telex number or the address set forth below or at such other address as shall have been previously designated by written notice to the other party.

FOR ENZO:           ENZO BIOCHEM, INC
                    Corporate Counsel
                    325 Hudson Street
                    New York, New York  10014

                    Telex:  ENZO Bio 424633

FOR FOUNDATION:     RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK
                    Technology Transfer Office
                    P.O. Box 9
                    Albany, New York  13201

The date of receipt for personal delivery, ten (10) days from the date of mailing for postal service,or the date of transmission for telex shall be deemed the date of any such notice or report.

ARTICLE 14.  MISCELLANEOUS RIGHTS AND OBLIGATIONS.

14.1 Entire Agreement. This Agreement represents the full and complete understanding between the parties, and there are not understandings, representations or warranties of any kind between the parties except as expressly set forth in this Agreement.


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14.2 Amendments. This Agreement shall not be amended except by an instrument in writing signed by the parties and stating the parties' intent by such instrument to amend this Agreement.

14.3 Non-Waiver. The failure by either party to exercise, or delay in exercising, or any partial exercise by such party of any rights, power or privilege available to such party hereunder shall not operate as a waiver thereof, or preclude any other or further exercise thereof, or the exercise by such party of any other right, power or privilege.

14.4 Force Majeure. The failure in performance of any obligation assumed hereunder by either party shall not be deemed a breach of this Agreement is such failure arises from any cause beyond the control of such party.

14.5 Condition. The performance of each party's obligations under this Agreement shall be conditioned on the other party's performance of its obligations under this Agreement.

14.6 Severability. If any provision of this Agreement, or the application thereof to either party hereto, is held illegal, unenforceable or otherwise invalid by government promulgations or court decree, such holding shall not affect the other provisions or applications of this Agreement which can be given effect without the invalid provision; provided that the parties shall promptly negotiate in good faith as to adjustments in this Agreement as may be necessary to make it fair and equitable to both parties.

14.7 Succession and Assignment. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the respective parties hereto provided, however, that this Agreement shall not be assigned by either party, other than to an affiliate or subsidiary of such party, without the prior written consent of the other

14.8 Product Liability. Enzo agrees to indemnify, defend and hold harmless FOUNDATION from any loss, claim, damage or other liability arising out of a claim of personal injury or property damage caused by the use of GENETIC MATERIALS or PRODUCTS.


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ARTICLE 15.  GOVERNING LAW

          This Agreement is governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto, by their duly authorized representative have caused this Agreement to be executed as of the day first above written.


ENZO BIOCHEM, INC.


By:    E. Rabbani
      --------------------------------

Title: President
      --------------------------------

RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK


By: Leonard EA Godfrey                 5/14/87
      --------------------------------



Title: Director of Technology Transfer
      --------------------------------


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                                   SCHEDULE A

1. USSN 585,282 filed March 1, 1984

                    (CIP of USSN 543,528 filed Oct. 30, 1983)


                                     ANNEX A

                          TECHNICAL DEVELOPMENT EFFORTS

As set forth in ARTICLE 9, ENZO agrees to establish a technical group in its own facilities to work on the development of gene therapy technology. This group will be established as soon as reasonably possible within the twelve (12) month period after the effective date of the ENZO-FOUNDATION Agreement.

A separate laboratory shall be established by ENZO for this work. This laboratory shall be staffed by one (1) Ph.D. level senior scientist and four (4) support personnel. ENZO will support this effort for a period of not less than two (2) years.


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